Exhibit 99.1

IRADIMED CORPORATION Reports Record Second Quarter 2025 Financial Results

Announces Regular Quarterly Cash Dividend of $0.17 Per Share

Raises Full Year 2025 Revenue and Earnings Guidance

●	Reports record revenue of $20.4 million for the second quarter of 2025, an increase of $2.5 million, or 14%, compared to the same period in 2024.

●	Reports record GAAP diluted EPS of $0.45 and non-GAAP diluted EPS of $0.49 for the second quarter of 2025, which are increases of 18% and 17%, respectively, compared to the same period in 2024.

●	Declares a regular quarterly cash dividend of $0.17 per share of common stock for the third quarter of 2025, payable on August 28, 2025.

Orlando, Florida, August 1, 2025 – IRADIMED CORPORATION (the “Company” or “Iradimed”) (NASDAQ: IRMD) announced today its financial results for the three and six months ended June 30, 2025. The Company is a leader in developing innovative magnetic resonance imaging (“MRI”) compatible medical devices and products. The Company is a provider of (i) non-magnetic intravenous (“IV”) infusion pump systems and (ii) a non-magnetic patient vital signs monitoring system that are each designed for use during MRI procedures.

“We are proud to report our sixteenth consecutive quarter of record revenue, reaching $20.4 million in the second quarter of 2025, a 14% increase year-over-year. Our GAAP diluted EPS of $0.45, up 18% year-over-year and an increase of 22% from the first quarter of 2025, which exceeds our guidance and reflects our relentless focus on operational excellence. Our gross profit margin for the quarter was 78%, driven in part by increased overhead absorption as we ramped up finished goods inventory ahead of our move to our new facility on July 7, 2025. We have a record backlog for our pump and monitor products as of June 30, 2025, which underscores unprecedented market demand, and reinforces our growth trajectory. While we anticipate some operational inefficiencies in the third quarter of 2025 as we settle into our new facility, which may moderate our EPS growth, we believe that our expanded capacity and the commercialization of our next-generation MRI-compatible IV infusion pump, beginning in late 2025 and accelerating in early 2026, will help drive sustained growth and deliver long-term stockholder value,” said Roger Susi, President and Chief Executive Officer of Iradimed.

“For the third quarter of 2025 financial guidance, we expect revenue of $20.5 million to $20.9 million, GAAP diluted earnings per share of $0.41 to $0.45, and non-GAAP diluted earnings per share of $0.45 to $0.49. We raised our guidance for the full-year 2025 revenue to $80.0 million to $82.5 million from the previous revenue of $78.0 million to $82.0 million, GAAP diluted earnings per share to $1.60 to $1.70 from the previous $1.55 to $1.65, and non-GAAP diluted earnings per share to $1.76 to $1.86 from the previous $1.71 to $1.81,” added Mr. Susi.

The Company’s board of directors declared a regular quarterly cash dividend of $0.17 per share of our outstanding common stock. The dividend is payable to stockholders of record as of the close of business on August 18, 2025 and will be paid on August 28, 2025.

Three Months Ended June 30, 2025

For the three months ended June 30, 2025, the Company reported revenue of $20.4 million, an increase of $2.5 million, compared to $17.9 million for the comparable period of 2024, an increase of 14%. The Company reported net income of $5.8 million, compared to $4.9 million for the comparable period of 2024, an increase of 18%, or $0.45 per diluted share, for the three months ended June 30, 2025, compared to $0.38 per diluted share for the same period of 2024, an increase of 18%.

For the three months ended June 30, 2025, the Company reported non-GAAP net income of $6.4 million, which excludes $0.6 million of stock compensation expense, net of tax benefit, compared to $5.4 million, which excludes $0.5 million of stock compensation expense, net of tax benefit, an increase of 19% for the comparable period of 2024. On a non-GAAP basis, net income per diluted share was $0.49 for the three months ended June 30, 2025, compared to $0.42 per diluted share for the comparable period of 2024, an increase of 17%.

Six Months Ended June 30, 2025

For the six months ended June 30, 2025, the Company reported revenue of $39.9 million compared to $35.5 million for the comparable period of 2024, an increase of 12%. Net income was $10.5 million compared to $9.0 million for the comparable period of 2024, an increase of 16%, or $0.82 per diluted share, for the six months ended June 30, 2025, compared to $0.71 per diluted share for the same period of 2024, an increase of 16%.

For the six months ended June 30, 2025, the Company reported non-GAAP net income of $11.7 million, which excludes $1.2 million of stock compensation expense, net of tax benefit, compared to $10.0 million, which excludes $1.0 million of stock compensation expense, net of tax benefit, an increase of 17%. On a non-GAAP basis, net income per diluted share was $0.91 for the six months ended June 30, 2025, compared to $0.79 per diluted share for the comparable period of 2024, an increase of 15%.

Revenue Information:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024

Devices:	(unaudited)		(unaudited)
MRI Compatible IV Infusion Pump Systems	$8,187,511	$6,881,199	$14,186,723	$12,073,879
MRI Compatible Patient Vital Signs Monitoring Systems	5,944,269	5,450,224	12,488,948	11,911,882
Ferro Magnetic Detection Systems	482,203	366,402	900,407	616,102
Total devices revenue	14,613,983	12,697,825	27,576,078	24,601,863
Amortization of extended warranty agreements	592,452	568,188	1,152,651	1,055,319
Disposables	4,203,870	3,695,717	9,150,958	7,709,592
Services and other	999,095	967,146	2,040,350	2,160,221
Total revenue	$20,409,400	$17,928,876	$39,920,037	$35,526,995

For the three months ended June 30, 2025, domestic sales were 89% of total revenue, compared to 86% for the comparable period of 2024. The gross profit margin was constant at 78% for both the three months ended June 30, 2025 and 2024.

For the six months ended June 30, 2025, domestic sales were 86% of total revenue, compared to 81% for the comparable period of 2024. The gross profit margin was constant at 77% for both the six months ended June 30, 2025 and 2024.

Cash Flow from Operations

For the three months ended June 30, 2025, cash flow from operations was $7.7 million, compared to $6.6 million for the comparable period of 2024, an increase of 17%. See the compilation of non-GAAP free cash flow in the table later in this release.

For the six months ended June 30, 2025, cash flow from operations was $12.0 million, compared to $10.5 million for the comparable period of 2024, an increase of 14%. See the compilation of non-GAAP free cash flow in the table later in this release.

The construction of the Company’s new facility in Orlando, Florida (the “New Facility”), was completed in early July 2025. The Company anticipates that the remaining final payments on the New Facility will be made in the third quarter of 2025, totaling approximately $1.1 million in cash. The total construction cost of the New Facility is approximately $12.6 million.

Financial Guidance

For the third quarter of 2025 financial guidance, the Company expects revenue of $20.5 million to $20.9 million, and GAAP diluted earnings per share of $0.41 to $0.45, and non-GAAP diluted earnings per share of $0.45 to $0.49. For the full year 2025, the Company expects to report revenue of $80.0 million to $82.5 million, GAAP diluted earnings per share of $1.60 to $1.70, and non-GAAP diluted earnings per share of $1.76 to $1.86. As noted earlier in the headline to this release, these expectations are higher than our earlier guidance announcement.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax expense. The Company expects stock-based compensation expense, net of tax, to be approximately $2.6 million and $0.6 million for the full year and third quarter of 2025, respectively.

Use of Non-GAAP Financial Measures

The Company believes using non-GAAP net income, earnings per share, and free cash flow is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These non-GAAP measures are intended to provide the reader with additional supplemental perspectives on operating results, performance trends, and financial condition. Non-GAAP financial measures are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.

We calculate non-GAAP net income as net income excluding:

(1) Stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period;

(2) Operating expenses, net of tax, that we believe are not indicative of the Company’s ongoing core operating performance; and

(3) Infrequent income tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes.

We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for the development of internal software and purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our stockholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

The Company has scheduled a conference call to discuss this release beginning at 11:00 a.m. Eastern Time, August 1, 2025. Individuals interested in listening to the conference call may do so by registering here, https://register-conf.media-server.com/register/BI52cf21ec526142b8b6142d07c87cfcf9.

Once registered a dial-in number, a unique PIN, and instructions will be provided to participants.

The conference call will also be available in real-time via the Internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the call's completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging (“MRI”) compatible medical devices. We design, manufacture, market, and distribute MRI-compatible medical devices, accessories, disposables, and related services.

We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components that can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is essential to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The Iradimed 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The Iradimed 3880 has a compact, lightweight design, allowing it to travel with the patient from the critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the Iradimed 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The Iradimed 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, intends, projects, indicates, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements, including statements relating to financial guidance, future quarterly cash dividends, operational issues settling into the New Facility in the third quarter 2025, commercialization of our next-generation MRI-compatible IV infusion pump, anticipated benefits and growth resulting from New Facility, the final construction payments in connection with New Facility, and the Company’s strategic plans, objectives, and intentions. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events. The forward-looking statements involve risks and uncertainties, including, among others, that our business plans may change as circumstances warrant.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, which reflect management’s current estimates, projections, expectations, or beliefs, and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the Company include, but are not limited to: our ability to receive 510(k) clearance for our products and product candidates, complete inspections conducted by the U.S. Food & Drug Administration (the “FDA”) or other regulatory bodies resulting in favorable outcomes, additional actions by or requests from the FDA, including a request to cease domestic distribution of products, or other regulatory bodies and unanticipated costs or delays associated with the resolution of these matters; the timing and likelihood of regulatory approvals or clearances from the FDA or other regulatory bodies and regulatory actions on our product candidates and product marketing activities; unexpected costs, expenses and diversion of management attention resulting from actions or requests posed to us by the FDA or other regulatory bodies; failure to obtain and/or maintain regulatory approvals or clearances and comply with applicable regulations; our primary reliance on a limited number of products; our ability to retain the continued service of our key professionals, including key management, marketing and scientific personnel, and to identify, hire and retain such additional qualified professionals; our expectations regarding the sales and marketing of our products, product candidates and services; our expectations regarding the integrity of our supply chain for our products; the potential for adverse application of environmental, health and safety and other laws and regulations of any jurisdiction on our operations; our expectations for market acceptance of our new products; the potential for our marketed products to be withdrawn due to recalls, patient adverse events or deaths; our ability to successfully prepare, file, prosecute, maintain, defend, including in cases of infringement, and enforce patent claims and other intellectual property rights on our products; our ability to identify and pursue development of additional products; the implementation of our business strategies; the potential for exposure to product liability claims; our financial performance expectations and interpretations thereof by securities analysts and investors; our ability to compete in the development and marketing of our products and product candidates with existing companies and new market entrants in our industry; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services, including difficulties or delays associated with obtaining requisite regulatory approvals or clearances associated with those activities; changes in laws and regulations or in the interpretation or application of laws or regulations, as well as possible failures to comply with applicable laws or regulations as a result of possible misinterpretations or misapplications; cost-containment efforts of our customers, purchasing groups, third-party payers and governmental organizations; costs associated with protecting our trade secrets and enforcing our patent, copyright and trademark rights, and successful challenges to the validity of our patents, copyrights or trademarks; actions of regulatory bodies and other government authorities, including the FDA and foreign counterparts, that could delay, limit or suspend product development, manufacturing or sales or result in recalls, seizures, consent decrees, injunctions and monetary sanctions; costs or claims resulting from potential errors or defects in our manufacturing that may injure persons or damage property or operations, including costs from remediation efforts or recalls; the results, consequences, effects or timing of any commercial disputes, patent infringement claims or other legal proceedings or any government investigations; changes in our production capacity, including interruptions in our ability to manufacture our products or an inability to obtain key components or raw materials or increased costs in such key components or raw materials; the failure of third parties to uphold their contractual duties or meet expected deadlines; uncertainties in our industry due to the effects of government-driven or mandated healthcare reform; competitive pressures in the markets in which we operate; potential negative impacts resulting from a future pandemic or epidemic, or natural disaster; the impact on our operations and financial results of any public health emergency and any related policies and actions by governments or other third parties; breaches or failures of our or our vendors’ or customers’ information technology systems or products, including by cyber-attack, data leakage, unauthorized access or theft; the loss of, or default by, one or more key customers or suppliers; unfavorable changes to the terms of key customer or supplier relationships; weakening of economic conditions, or the anticipation thereof, that could adversely affect the level of demand for our products; increasing and/or fluctuating tax and interest rates as well as inflationary pressures on the U.S. and global economies; geopolitical risks, including tariffs, trade disputes, international conflicts and recent or upcoming elections in the United States and other countries, which could, among other things, lead to increased market volatility; and other risks detailed in our filings with the United States Securities and Exchange Commission (the “SEC”).

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the Company’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, those included in Part II, Item 1A, “Risk Factors” of the Company’s Quarterly Reports on Form 10-Q, and Part I, Item 1A, “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as those otherwise described or updated from time to time in our other filings with the SEC. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	June 30,	December 31,
	2025	2024
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$52,995,781	$52,233,907
Other current assets	24,376,831	22,472,302
Total current assets	77,372,612	74,706,209
Property and equipment, net	22,938,080	16,810,797
Other assets	6,136,797	6,808,769
Total assets	$106,447,489	$98,325,775

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,900,980	$1,896,405
Deferred revenue	3,257,556	2,259,616
Other current liabilities	3,656,010	4,356,287
Total current liabilities	8,814,546	8,512,308
Deferred revenue, non-current	3,331,557	2,993,287
Operating lease liability, non-current	—	1,424
Total liabilities	12,146,103	11,507,019
Stockholders’ equity:
Total stockholders’ equity	94,301,386	86,818,756
Total liabilities and stockholders’ equity	$106,447,489	$98,325,775

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue	$20,409,400	$17,928,876	$39,920,037	$35,526,995
Cost of revenue	4,454,408	3,919,283	9,122,239	8,129,679
Gross profit	15,954,992	14,009,593	30,797,798	27,397,316
Operating expenses:
General and administrative	4,279,993	4,104,961	8,890,825	8,096,172
Sales and marketing	4,009,640	3,476,460	8,185,913	7,303,625
Research and development	877,362	801,129	1,501,607	1,622,129
Total operating expenses	9,166,995	8,382,550	18,578,345	17,021,926
Income from operations	6,787,997	5,627,043	12,219,453	10,375,390
Other income, net	539,247	642,217	1,053,220	1,137,371
Income before provision for income taxes	7,327,244	6,269,260	13,272,673	11,512,761
Provision for income tax expense	1,553,283	1,368,036	2,811,283	2,475,004
Net income	$5,773,961	$4,901,224	$10,461,390	$9,037,757
Net income per share:
Basic	$0.45	$0.39	$0.82	$0.71
Diluted	$0.45	$0.38	$0.82	$0.71
Weighted average shares outstanding:
Basic	12,715,872	12,664,920	12,715,053	12,663,723
Diluted	12,835,408	12,757,996	12,830,480	12,753,932

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Unaudited)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net income	$5,773,961	$4,901,224	$10,461,390	$9,037,757
Excluding:
Stock-based compensation expense, net of tax benefit	577,188	481,186	1,229,778	977,812
Non-GAAP net income	$6,351,149	$5,382,410	$11,691,168	$10,015,569
Weighted-average shares outstanding – diluted	12,835,408	12,757,996	12,830,480	12,753,932
Non-GAAP net income per share – diluted	$0.49	$0.42	$0.91	$0.79

Non-GAAP Free Cash Flow

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$7,746,261	$6,638,526	$12,038,353	$10,521,680
Less:
Capital Expenditures	2,823,738	1,269,770	6,741,038	1,748,573
Free cash flow	$4,922,523	$5,368,756	$5,297,315	$8,773,107

Media Contact:

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com